EXHIBIT 31(ii)

CERTIFICATION PURSUANT TO
RULE 13a-14 OF THE SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Gregory D. Smith, certify that:

1.	I have reviewed this annual report on Form 10-K/A of The Boeing Company; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: February 9, 2017

/s/ Gregory D. Smith
Gregory D. Smith
Chief Financial Officer and Executive Vice President, Corporate Development and Strategy